Exhibit 10.2

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	June 1 through 30

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS

Amounts reported should be from the debtor’s books and not the bank statement. The beginning cash should be the ending cash from the prior month or, if this is the first report, the amount should be the balance on the date the petition was filed. The amounts reported in the "CURRENT MONTH -ACTUAL” column must equal the sum of the four bank account columns. Attach copies of the bank statements and the cash disbursements journal. The total disbursements listed in the disbursements journal must equal the total disbursements reported on this page. A bank reconciliation must be attached for each account. [See MOR-1 (CON’T)]

	BANK ACCOUNTS
ACCOUNT TYPE	OPERATING	PAYROLL	TAX	OTHER	CURRENT MONTH ACTUAL (TOTAL OF ALL ACCOUNTS)
ACCOUNT NUMBER (LAST 4 DIGITS)	2061
CASH BEGINNING OF MONTH	$3,880	$-	$-	$-	$3,880
RECEIPTS
CASH SALES	-	-	-	-	-
ACCOUNTS RECEIVABLE - PREPETITION		-	-	-	-
ACCOUNTS RECEIVABLE - POSTPETITION		-	-	-	-
LOANS AND ADVANCES SALE OF ASSETS		--	--	--	--
OTHER (Attach List)	743	-	-	-	743
TRANSFERS (From Subsidiaries)	300,495	-	-	-	300,495
TOTAL RECEIPTS	301,238	-	-	-	301,238
DISBURSEMENTS
NET PAYROLL	(74,682)		-	-	(74,682)
PAYROLL TAXES	(33,848)	-	-	-	(33,848)
EMPLOYEE BENEFITS	(6,721)	-	-	-	(6,721)
TRAVEL EXPENSES	(9,448)	-	-	-	(9,448)
SALES, USE, & OTHER TAXES		-	-	-	-
INVENTORY PURCHASES		-	-	-	-
SECURED/ RENTAL/ LEASES	(18,336)	-	-	-	(18,336)
INSURANCE	(24,843)	-	-	-	(24,843)
ADMINISTRATIVE	(10,832)	-	-	-	(10,832)
TEMPORARY SERVICES		-	-	-	-
CONSULTING FEES	(39,849)	-	-	-	(39,849)
DIRECTOR FEES & EXPENSES	(24,042)	-	-	-	(24,042)
OWNER DRAW		-	-	-	-
TRANSFERS (To/For Subsidiaries)	(2,807)	-	-	-	(2,807)
PROFESSIONAL FEES	(53,260)	-	-	-	(53,260)
U.S. TRUSTEE QUARTERLY FEES		-	-	-	-
COURT COSTS		-	-	-	-
TOTAL DISBURSEMENTS	(298,668)	-	-	-	(298,668)

NET CASH FLOW	2,570	-	-	-	2,570
(RECEIPTS LESS DISBURSEMENTS)

CASH – END OF MONTH	$6,450	$-	$-	$-	$6,450
* COMPENSATION TO SOLE PROPRIETORS FOR SERVICES RENDERED TO BANKRUPTCY ESTATE

Cash Receipts and Disbursements - Information Supporting above Amounts:
OTHER RECEIPTS:
Insurance refund	$743
-
TOTAL OTHER RECEIPTS	$743

TRANSFERS IN FROM SUBSIDIARIES:
Mitchell Site Acquisition, Inc.	$100,000
Viasys	$35,000
Cotton Telecom	$9,000
Contemporary Constructors, Inc.	$6,495
LFC, Inc	110,000
Ayin Tower Management	40,000
TOTAL TRANSFERS IN	$300,495

TRANSFERS OUT TO/FOR THE BENEFIT OF SUBSIDIARIES
Contemporary Constructors, Inc.	2,807
-
TOTAL TRANSFERS OUT	$2,807

THE FOLLOWING SECTION MUST BE COMPLETED
DISBURSEMENTS FOR CALCULATING U.S. TRUSTEE QUARTERLY FEES: (FROM CURRENT MONTH ACTUAL COLUMN)

TOTAL DISBURSEMENTS	$298,668
LESS: TRANSFERS TO OTHER DEBTOR IN POSSESSION ACCOUNTS	-